Power Integrations, Inc. Offer to Amend Eligible Options August 15, 2007/August 16, 2007 Presented by: Wendy Davis Exhibit 99.(a)(1)(H)

Disclaimer - Refer to the Offering Memorandum
This presentation is only intended to provide an overview
of the issues and give you an opportunity to ask questions.
The actual “Offer” is strictly limited to the terms and
conditions specified in the Offering Memorandum filed with
the Securities and Exchange Commission on August 14,
2007.
In the event of a conflict between this presentation and the
Offering Memorandum, the Offering Memorandum will
control.

What is Section 409A?
Section 409A was added to the Internal Revenue Code by
the American Jobs Creation Act of 2004.
Intended to address “abuses” in deferred compensation in
which compensation is “earned” in one year, but paid and
taxed in a later year.
The following compensatory options are subject to Section
409A, unless they qualify for an exemption:
All options granted after October 4, 2004.
All options granted on or before October 4, 2004, but
unvested as of January 1, 2005.

Option Taxation Prior to §409A - NSOs
Nonqualified stock options (NSOs), discounted or not, were
taxed as follows:
No tax at grant or vesting.
Income tax at exercise.
Option grant price = $43; stock price at vesting = $45
Employee exercises when stock price = $50
Income tax at exercise on the “gain” ($50-$43)
Capital gains tax at sale on additional gain (sales price -
$50)

Option Taxation Prior to §409A - ISOs
Incentive stock options (ISOs) taxed as follows:
No tax at grant or vesting.
At exercise:
Option grant price = $43; stock price at vesting = $45
Employee exercises when stock price = $50
No ordinary income tax on exercise
Potential AMT for exercise and hold ($50-$43)
Any gain recognized at sale (sales price - $43)
If holding period (> 2 years after option granted and >
1 year after option exercised) is met, capital gains
when shares are sold
If holding period is not met, gain on sale is ordinary
income to the extent of “gain” at time of option
exercise

How Does Section 409A Treat “Discounted” Options?
Options are subject to Section 409A if the exercise
price is determined to have been issued at a
discount for accounting purposes.
Pursuant to Section 409A, such “discounted”
options are:
Subject to federal income tax in the year that they vest
(whether or not the options are exercised),
Subject to an additional 20% federal income tax,
May be subject to additional state income taxes (e.g., 20% in
California), and
Subject to an interest penalty.
Aggregate 80% or greater marginal tax rate possible!

How Did I Receive “Discounted Options”?
A Special Committee of POWI’s Board of Directors
determined that, with respect to certain option grants, the
measurement date for accounting purposes differed from
the date of grant.
If the FMV on the revised measurement date was higher
than the FMV on the original grant date, POWI considers
the options discounted for accounting purposes and also
for tax purposes.
POWI considers discounted options as NSOs even if
originally granted as ISOs.

Example
Assume a nonqualified stock option granted on July 1, 2002 for 10,000 shares, with a 4-year vesting schedule and a 6-month cliff
Assume the option price = $12.00,  but fair market value at revised accounting measurement date = $16.00.
Vesting: 1,250 options vest on January 1, 2003.
2,500 options vest monthly during 2003
2,500 options vest monthly during 2004
2,500 options vest monthly during 2005
1,250 options vest monthly during the first 6 months of 2006
Assume that no part of the option has yet been exercised.
CONCLUSION:
3,750 options (2,500 + 1,250) in this grant may be subject to §409A because they
(1) have been granted at less than fair market value on the date of grant, (2) vested after 12/31/04, and (3) have not been exercised or cancelled to date.

Example (continued)
Assume that, as of 12/31/2007, POWI stock price = $28.00
§409A Estimated Impact
W-2 Income Inclusion: $60,000
(3,750 options x $16.00 ($28.00 FMV - $12.00 Option Price))
Fed Ordinary Income $  21,000 (35.0%)
CA Ordinary Income $  5,580 (9.3%)
Normal Tax Rate $26,580 44.3%
Penalty Tax (Fed + CA) $24,000 (40.0%)
Interest (Fed + CA) $  5,400 (9.0%)*
Tax Rate w/§409A $55,980 93.3%
Tax due will be recalculated each year until exercise or expiration of the option based on any increases in the value of the underlying shares (no offset for decreases in value).
* Assumes an aggregate interest rate under §409A and applicable CA law of 9%.  Rate is subject to change based on changes in applicable federal interest rate.

POWI’s Solution: The Offer
Amend unexercised Eligible Options to increase the option
exercise price.
New option exercise price will equal the fair market value
(closing price) at the revised accounting measurement date.
All other terms will remain the same (including the number of shares, vesting schedule and expiration date).
Make a cash payment on January 9, 2008.
Equal to the difference between the original option exercise price and the revised exercise price multiplied by the number of shares subject to the Eligible Portion of the Eligible Option.

Eligible Optionees
To participate in the Offer, you must be an “Eligible
Optionee”.
“Eligible Optionee” is an individual who has been granted
an “Eligible Option” (discussed on next slide) and who is:
A current employee as of the commencement of the Offer and
when the Offer closes, and
Subject to taxation in the United States.
If your employment terminates prior to the close of the
Offer, you will no longer be an Eligible Optionee.

Eligible Options
“Eligible Options” subject to the Offer are certain options
granted to Eligible Optionees under either POWI’s 1997
Stock Option Plan or 1998 Nonstatutory Stock Option Plan,
between January 2, 2001 and December 21, 2005 on
certain specified dates (see the next slide).
Only the following portion of Eligible Options may be
amended pursuant to the Offer:
Beneficially owned by an Eligible Optionee,
Unvested as of January 1, 2005,
Outstanding (unexercised or not otherwise terminated) at the close of the Offer.
The entire Eligible Portion of all of your Eligible Options
must be tendered for amendment.
and
and

Eligible Option Grant Dates
July 28, 2004
July 30, 2004
October 25, 2004
February 22, 2005
April 4, 2005
April 11, 2005
April 18, 2005
May 4, 2005
July 18, 2005
August 29, 2005
November 7, 2005
December 19, 2005
December 21, 2005
October 7, 2002
October 21, 2002
January 8, 2003
January 21, 2003
March 3, 2003
March 10, 2003
April 14, 2003
April 24, 2003
May 27, 2003
August 4, 2003
December 15, 2003
December 24, 2003
February 24, 2004
January 2,  2001
January, 16,  2001
March 19, 2001
April 2, 2001
April 9, 2001
May 31, 2001
June 25, 2001
July 5, 2001
July 16, 2001
September 17, 2001
October 1, 2001
October 8, 2001
February 21, 2002
April 2, 2002
June 28, 2002

Options Not Eligible for the Offer (the “Ineligible
Portion”)
The following portions of “Eligible Options” are excluded
from the Offer:
Vested on or before December 31, 2004,
Already exercised,
Expired or otherwise cancelled,
Beneficially owned by someone other than an Eligible
Optionee.
or
or
or

What If I Elect Not To Participate In The Offer?
Tax Impact:
Potential federal income taxation prior to exercise
20% additional federal income tax
Potential federal interest and penalties
Potential parallel California state income tax, interest and penalties (if applicable)
Tax due may increase each year until exercise or
expiration of the discounted options.
This solution is a one-time offer
to help minimize or avoid
adverse tax consequences.

How Do I Participate?
Tender Offer Begins: August 14, 2007.
Tender Offer Expires: September 12, 2007.
All elections MUST be received by 11:59 PM (Pacific Time)
on September 12, 2007.
Late submissions will not be accepted.
Only way to “tender” and accept the offer:
Submit your completed personalized Election Form (as
emailed to you) via email to TO@powerint.com; via hand
delivery, mail or courier to Power Integrations, Inc., 5245
Hellyer Avenue, San Jose, California, 95138-1002, Attn: Eric
Wurzburger; or via facsimile to (408) 414-8907.
Notice of Receipt of Election Form will be issued to you 3
business days after receipt.
Participation is voluntary, but everyone who receives an
email must submit an Election Form (failure to respond will
be deemed an election not to participate).

17 Tender Offer Documents and Personalized Election Form You have received an email or letter that includes: A copy of the Offering Memorandum (includes FAQs) Your personalized Election Form

Terms of the Offer
Must tender all Eligible Portions of an individual Eligible Option that are included in the Offer.
If you hold more than one Eligible Option, you must tender all of your Eligible Options.
The “Ineligible Portion” of your Eligible Option will not be amended.
Participation in the Offer is at your own risk, and there is no guarantee that Eligible Options will not be subject to potential adverse tax consequences.
Acceptance of the Offer and amendment of your Eligible Options does not occur until after the Expiration Time (upon receipt of your Final Election Confirmation Statement).
Acceptance of the Offer gives you no additional right to continue to remain employed by or in service of POWI.

What About Exercised Options?
Exercised options are excluded from the Offer.
Options exercised prior to January 1, 2006
Exempt from Section 409A.
Options exercised on or after January 1, 2006
May be subject to Section 409A, even if the optionee was
unaware that the option may have been granted at a
discount.

How Do I Accept the Offer?
Complete Election Form
indicating acceptance of the Offer.
Return Election Form to the Option Tender Offer Team.
Via email: TO@powerint.com.
Via hand delivery, mail or courier: Power Integrations, Inc.,
5245 Hellyer Avenue, San Jose, CA, 95138-1002, Attn:
Eric Wurzburger.
Via fax: (408) 414-8907.
POWI must receive Election Form by September 12, 2007,
at 11:59 p.m. Pacific Time.

How Do I Reject the Offer?
Complete Election Form
indicating rejection of the Offer.
Return Election Form to the Option Tender Offer Team
Via email: TO@powerint.com.
Via hand delivery, mail or courier: Power Integrations, Inc.,
5245 Hellyer Avenue, San Jose, CA, 95138-1002, Attn:
Eric Wurzburger.
Via fax: (408) 414-8907.
or
Fail to return the Election Form by deadline.
or
Do nothing.

22 What If I Change My Mind? Elections may be withdrawn or changed at any time, so long as a new Election Form is received by POWI prior to the deadline.

What Do I Need to Do?
Carefully review the Offering Memorandum, exhibits, and
business and financial information provided to you.
Consult with your own legal, financial, and tax advisors.
Consider which alternative is best for you:
Amend Eligible Options and accept Cash Payment,
Reject the Offer.
POWI will answer questions, but it does not know what choice is best for you and will not make specific recommendations.
If considering exercising your Eligible Options during 2007, consider delaying exercising your Eligible Options until you have decided what to do about the Offer.  Your Eligible Options will no longer qualify as “Eligible Options” once they have been
exercised.
or

Risks of Tax Rule Uncertainty
POWI believes that the Offer “cures” the potential problem
of discounted options under Section 409A, but it cannot
provide an absolute guarantee.
Section 409A is new, and guidance from the Treasury and
IRS has been limited and sporadic to date.
No assurance that subsequent guidance may not cause
unfavorable tax consequences to you, despite your
participation in the Offer.
State tax law uncertainty.

Important Information
THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY
AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF
AN OFFER TO SELL ANY SECURITIES.  THE SOLICITATION AND
THE OFFER TO AMEND ARE MADE ONLY PURSUANT TO AN
OFFER TO AMEND AND RELATED MATERIALS THAT POWI FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”)
ON August 14, 2007 AS PART OF AN OFFERING MEMORANDUM.
OPTIONEES WHO ARE ELIGIBLE TO PARTICIPATE IN THE
TENDER OFFER SHOULD READ THE OFFERING MEMORANDUM
AND THE RELATED MATERIALS CAREFULLY BECAUSE THEY
CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER
OFFER.  OPTIONEES MAY OBTAIN THE OFFERING
MEMORANDUM AND THE RELATED MATERIALS FREE OF
CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV OR BY
CONTACTING THE OPTION TENDER OFFER TEAM VIA EMAIL AT
TO@POWINT.COM, VIA MAIL OR COURIER AT POWER
INTEGRATIONS, INC., 5245 HELLYER AVENUE, SAN JOSE,
CALIFORNIA, 95138-1002, ATTN: OPTION TENDER OFFER TEAM,
OR VIA FACSIMILE AT (408) 414-8907.

Reminders
Cooley Godward Kronish LLP is not a financial or
investment advisor.
Circular 230
Disclaimer.
THE FOLLOWING DISCLAIMER IS
PROVIDED IN ACCORDANCE WITH THE INTERNAL
REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10).
THIS PRESENTATION IS NOT INTENDED OR WRITTEN TO
BE USED, AND IT CANNOT BE USED BY YOU FOR THE
PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE
IMPOSED ON YOU.  THIS PRESENTATION WAS WRITTEN TO
SUPPORT THE PROMOTION OR MARKETING OF
PARTICIPATION IN THE COMPANY’S EQUITY INCENTIVE
PROGRAMS.  YOU SHOULD SEEK ADVICE BASED ON YOUR
PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT
TAX ADVISOR.